Exhibit 99.1 JOINT PRESS RELEASE Duravant To Acquire Key Technology Engineered equipment leader Duravant has signed a definitive agreement to acquire Key Technology Downers Grove, IL and Walla Walla, WA – January 25, 2018 – Duravant LLC (“Duravant”), a global engineered equipment and automation solutions provider to the food processing, packaging and material handling sectors, announced today that it has entered into a definitive agreement to acquire Key Technology, Inc. (“Key Technology”) (NASDAQ: KTEC), a leading designer and manufacturer of digital sorting, inspection, conveying and processing equipment. The transaction brings together two global engineered equipment leaders and significantly extends Duravant’s reach across food processing with new complementary products and applications. Under the terms of the agreement, which has been unanimously approved by Key Technology’s Board of Directors, Duravant will commence a tender offer to acquire all of the outstanding shares of Key common stock for $26.75 in cash, in a transaction valued at approximately $175 million. Key Technology is a worldwide leader in advanced automation systems for food processing and other end markets. Their portfolio includes highly intelligent optical inspection and digital sorting systems, vibratory conveying systems, and process and preparation systems. With corporate headquarters in Walla Walla, Washington and facilities in the Netherlands, Belgium, Australia and Mexico, Key Technology serves national and multi-national customers with leading-edge technical, mechanical, optical and software-based solutions designed to optimize yield, quality and efficiency. “I’m thrilled to welcome the Key Technology team to Duravant,” said Mike Kachmer, President and CEO of Duravant. “Key Technology’s culture of customer-centric innovation and their ability to successfully launch new technology platforms has been a driving force behind their impressive growth. Our two organizations share the same unwavering commitment to solving complex challenges for our customers through innovation.” “Key Technology is truly excited and honored to join Duravant, and we have great expectations for the future of our combined teams,” said Jack Ehren, President and CEO of Key Technology. “Duravant’s strong commitment to investment and growth will enable Key to accelerate the execution of our overall strategic plan and even further enhance our customer partnerships.” Duravant serves customers and partners in over 190 countries worldwide across multiple sectors including food and beverage, agriculture, household goods, pharmaceuticals, distribution and industrials. With a portfolio of world-class brands and automation solutions, Duravant connects equipment, integration and lifecycle management through the company’s SupportPro services. “The combined global infrastructure of Duravant and Key will also help us advance our commitment to increased geographic market and new application penetration,” added Mr. Ehren. The transaction is expected to close in the first quarter of 2018, subject to the tender and acceptance of at least a majority of the outstanding shares of Key common stock as well as other customary closing conditions. Following the close of the transaction, Key Technology will become a member of the Duravant family of operating companies. Baird served as exclusive financial advisor to Key Technology. Tonkon Torp LLP served as legal advisor to Key Technology. Cleary Gottlieb Steen & Hamilton LLP served as legal counsel to Duravant. Investor Relations Call The scheduled fiscal 2018 first quarter conference call previously announced by Key Technology related to Key Technology’s first quarter results has been cancelled. About Duravant Headquartered in Downers Grove, IL, Duravant is a global automation and engineered equipment company with manufacturing, sales and service facilities throughout North America, Europe and Asia. Through their portfolio of operating companies, Duravant delivers trusted end-to-end process solutions for customers and partners through engineering and integration expertise, project management and operational excellence. With worldwide sales distribution and service networks, they provide immediate and lifetime aftermarket support to all the markets they serve in the food processing, packaging and material handling sectors. Duravant’s market-leading brands are synonymous with innovation, durability and reliability. For more information, visit www.duravant.com. About Key Technology Key Technology (NASDAQ: KTEC) is a global leader in the design and manufacture of automation systems including digital sorters, conveyors, and other processing equipment. Applying processing knowledge and application expertise, Key helps customers in the food processing and other industries improve quality, increase yield, and reduce cost. Key manufactures its products at its headquarters in Walla Walla, Washington, USA; in Beusichem, the Netherlands; Hasselt, Belgium; and Redmond, Oregon, USA. Key’s domestic facilities are certified to the ISO 9001:2008 standard. Key offers customer demonstration and testing services at five locations including Walla Walla, Beusichem, and Hasselt as well as Sacramento, California, USA and Melbourne, Australia; and maintains a sales and service office in Santiago de Queretaro, Mexico. For more information, visit www.key.net. Additional Information The tender offer described in this press release has not yet commenced. This press release is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. At the time the tender offer is commenced, Duravant and its wholly owned subsidiary, Cascade Merger Sub, Inc., intend to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Key Technology intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Duravant, Cascade Merger Sub, Inc. and Key Technology intend to mail these documents to the Key Technology shareholders. Investors and shareholders should read those filings carefully as they contain important information about the tender offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the tender offer. Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking information related to Duravant, Key Technology and the proposed acquisition of Key Technology by Duravant that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this press release include, among other things, statements about the potential benefits of the proposed acquisition, anticipated earnings accretion and growth rates, Duravant’s and Key Technology’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Duravant and Key Technology, Duravant’s and Key Technology’s products, and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Key Technology’s shareholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks relating to the possibility that a competing proposal will be made; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; competitive developments; and other risks and uncertainties discussed in Key Technology’s filings with the SEC, including the “Risk Factors” and “Information Concerning Forward-Looking Statements” sections of Key Technology’s most recent annual report on Form 10-K. You can obtain copies of Key Technology’s filings with the SEC for free at the SEC’s website (www.sec.gov). Other factors that may cause actual results to differ materially include those that will be set forth in the Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other tender offer documents filed by Duravant and Cascade Merger Sub, Inc. and Key Technology. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement. Many of these factors are beyond Duravant’s and Key Technology’s control. Unless otherwise required by applicable law, Duravant and Key Technology disclaim any intention or obligation to update forward-looking statements contained in this press release as the result of new information or future events or developments. Duravant Media Contact: Eleni Yianas Vice President, Marketing 630.635.3914 Eleni.Yianas@duravant.com Key Technology Investor Relations: Ginger Petty 509.394.3203 Investor.info@key.net ###